DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
JUNE 30, 1999 AND DECEMBER 31, 1998

                                          June 30,       December 31,
                                            1999             1998
ASSETS

CASH AND CASH EQUIVALENTS                $  614,761      $   393,912
PROPERTY, Net                             5,561,452        5,720,848

OTHER ASSETS                                 39,290           37,854

TOTAL                                    $6,215,503       $6,152,614

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

LIABILITIES                              $  324,054       $  301,059

PARTNERS' EQUITY (DEFICIT):
     General Partners                       (30,752)         (31,151)
     Limited Partners                     5,922,201        5,882,706

  Total partners' equity                  5,891,449        5,851,555

TOTAL                                    $6,215,503       $6,152,614

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1999 AND 1998


                                          June 30,          June 30,
                                           1999              1998
REVENUES:

Rental income                            $  525,569        $  487,576
Interest                                      1,523             4,847
     Total revenues                         527,092           492,423

EXPENSES:

Operating                                   286,520           261,831
General and Administrative                   30,972            32,614
     Total expenses                         317,492           294,445

INCOME BEFORE MINORITY INTEREST IN
 INCOME OF REAL ESTATE JOINT VENTURES       209,600           197,978

MINORITY INTEREST IN INCOME OF
 REAL ESTATE JOINT VENTURES                       0                 0

NET INCOME                                  209,600           197,978

AGGREGATE NET INCOME ALLOCATED TO:
    Limited Partners                     $  207,504        $  195,998
    General Partners                          2,096             1,980

TOTAL                                    $  209,600        $  197,978

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $    10.38        $     9.80


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                            June 30,         June 30,
                                             1999             1998

REVENUES:
Rental income                            $1,049,916        $  960,038
Interest                                      3,090             8,329
Total revenues                            1,053,006           968,367

EXPENSES:
Operating                                   531,391           485,956
General and administrative                   77,681            79,955
Total expenses                              609,072           565,911

INCOME BEFORE MINORITY INTEREST IN
  INCOME OF REAL ESTATE JOINT VENTURES   $  443,934        $  402,456

MINORITY INTEREST IN INCOME OF REAL
  ESTATE JOINT VENTURES                           0                 0

NET INCOME                               $  443,934        $  402,456

AGGREGATE NET INCOME ALLOCATED TO:
 Limited Partners                        $  439,495        $  398,431
 General Partners                             4,439             4,025
TOTAL                                    $  443,934        $  402,456

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                          $21.97            $19.92

LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements (unaudited).


STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL



BALANCE AT JANUARY 1, 1998            ($27,068)     $6,286,983   $6,259,915

NET INCOME                               4,025         398,431      402,456
DISTRIBUTIONS                           (4,040)       (400,000)    (404,040)

BALANCE AT JUNE 30, 1998              ($27,083)     $6,285,414   $6,258,331

BALANCE AT JANUARY 1, 1999            ($31,151)     $5,882,706   $5,851,555

NET INCOME                               4,439         439,495      443,934
DISTRIBUTIONS                           (4,040)       (400,000)    (404,040)

BALANCE AT JUNE 30, 1999              ($30,752)     $5,922,201   $5,891,449


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                       June 30,           June 30,
                                        1999               1998
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 443,934          $ 402,456

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation and amortization       159,396            159,396

     Changes in assets and
      	liabilities:

     Increase in other assets             (1,436)           (10,293)
     Increase in liabilities              22,995             35,549

Net cash provided by
  operating activities                   624,889            587,108

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment           0            (16,887)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Distributions to partners             (404,040)          (404,040)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      220,849            166,181

CASH AND CASH EQUIVALENTS:

     At beginning of period              393,912            500,351
     At end of period                  $ 614,761          $ 666,532


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of June 30, 1999, and for the periods ended June 30, 1999, and 1998 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of June 30, 1999, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Parnterships, of which Dahn Corporation is the General Partner.

As of June 30, 1999, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,474,340
        Furniture and equipment                     7,594
        Total                                   8,376,184
        Less: Accumulated Depreciation        ( 2,814,732)
        Property - Net                       $  5,561,452

3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.